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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-11281, 333-17593,333-29787, 333-39693,
333-52357, 333-79599, 333-87635, 333-89891, 333-51380, 333-57698, and 333-67292)
and Form S-3 (No. 333-36557) of PTEK Holdings, Inc. of our report dated February 28, 2002, except as to the subsequent event described in Note 23 which is dated as of March 28, 2002, relating to the financial statements, which appears in this Form 10-K.


/s/ PriceWaterhouseCoopers LLP


March 29, 2002